Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Net Element, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-182076 No. 333-186621 and No. 333-199432) and Form S-8 (No. 333-195476) of Net Element, Inc. of our report dated April 15, 2014, relating to the consolidated financial statements, as of and for the year ended December 31, 2013, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Certified Public Accountants

Miami, Florida

March 30, 2015